As filed with the Securities and Exchange Commission on        ,1997

                          Registration No. ___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                   AMERICAN RESOURCES AND DEVELOPMENT COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                     Utah                                 87-0401400
      (State or Other Jurisdiction of                 (I.R.S. Employer
       Incorporation or Organization)                  Identification Number)

       102 West 500 South, Suite 318, Salt Lake City, Utah          84101
                  (Address of Principal Executive Offices)         (Zip Code)

               Legal Services Agreement with Parry Lawrence & Ward
                            (Full Title of the Plan)

                                   Karl Badger
                   American Resources and Development Company
                          102 West 500 South, Suite 318
                           Salt Lake City, Utah 84101
                     (Name and Address of Agent for Service)

                                 (801) 363-8961
          (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:

                                   Richard J. Lawrence, Esq.
                                   Parry Lawrence & Ward
                                   1270 Eagle Gate Tower
                                   60 East South Temple
                                   Salt Lake City, Utah 84111
                                   (801) 521-3434

                         CALCULATION OF REGISTRATION FEE


                              Proposed
Title of                      Maximum     Proposed
Securities                    Offering    Maximum         Amount of
to be          Amount to be   Price Per   Aggregate       Registration
Registered     Registered     Share(1)    Offering Price  Fee(1)
-------------  ------------   ----------  --------------  -------------
Common Stock   17,000 shares  $5.60       $95,200.00      $28.85


(1) Calculated based on Rule 457(h), based upon the average of the closing bid and asked prices as of September 23, 1997.

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                           The following documents are incorporated by reference
                  in this Registration Statement:

                           (a) The Company's  Annual Report on Form 10-K for the
                  fiscal year ended March 31, 1997; and

                           (b) All other reports  filed by the Company  pursuant
                  to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 1997, including the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

                           (c) The  description  of the  Company's  Common Stock
                  contained in the Registration Statement on Form 10, Amendment No. 4 filed with the Commission on February 5, 1992 under
                  Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                           All  documents  subsequently  filed  by  the  Company
                  pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                           The general  effect of the Utah statutes  under which
                  any controlling person, director or officer of the Company is insured or indemnified in any manner against liability in which he may incur in his capacity as such is as follows:

                    Section 16-10a-901 Utah Revised Business Corporation Act

                           The Company may indemnify officer,  director, agents,
                  and employees against a legal proceeding, threatened, pending , or completed, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed


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

                  to, the best interests of the Company and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. In a suit by or in the right of the Company, no indemnification shall be made for any claim where a person shall have been adjudged negligent or for actions constituting misconduct. The Board or shareholders shall determine if the person has met the applicable standard of conduct. No negligence standard is applicable to legal proceedings not brought by or in the right of the Company. The Company may purchase liability insurance for officers and directors acting in said capacities, regardless of the above provisions.

                           The  general  effect of the  Bylaws  under  which any
                  controlling person, director, or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity is as follows:

                                   Article VIII of the Bylaws

                           An officer or director shall not be personally liable
                  for obligations arising out of any acts or conduct as an officer or director. The Company indemnifies the officer or director for acts other than negligence or willful misconduct, taken as an officer or director.

                           The  Company  may  purchase  directors  and  officers
                  liability insurance.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

Exhibit No. Exhibit

  4.1 Articles of Incorporation, as amended (filed as an exhibit to the Company's Registration Statement on Form 10, and incorporated herein by reference)

  4.2 Bylaws (filed as an exhibit to the Company's Registration Statement on Form 10, and incorporated herein by reference)

  4.3       Legal Services Agreement with Parry Lawrence & Ward dated August
            25, 1997

  5.1       Opinion of Parry Lawrence & Ward

 23.1       Consent of Jones, Jensen & Company


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

ITEM 9.           UNDERTAKINGS.

                  (a)   The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include  any  prospectus  required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses

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
         incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on September 29, 1997.

                                           AMERICAN RESOURCES AND DEVELOPMENT
                                           COMPANY


                                            By:  /s/ Karl Badger
                                               --------------------------
                                                 Karl Badger, President




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



September 29, 1997                          /s/Karl Badger
-------------------                         -----------------------------------
     Date                                   Karl Badger
                                            President, (Principal Executive
                                            Officer) and Director


September 29, 1997                          /s/Tim Papenfuss
------------------                          -----------------------------------
     Date                                   Tim Papenfuss
                                            Secretary/Treasurer (Chief Financial
                                            Officer and Chief Accounting
                                            Officer) and Director


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